                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Plymouth Commercial Mortgage Fund
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                       PLYMOUTH COMMERCIAL MORTGAGE FUND

                                                                  April 4, 1997

Dear Fellow Shareholder:

     I am writing to let you know that the first Annual Meeting of Shareholders of Plymouth Commercial Mortgage Fund (the "Company") will be held on April 24, 1997 to vote on five important proposals that affect the Company and your investment in it. As a Shareholder, you have the opportunity to voice your opinion on these matters. This package contains information about the proposals and the materials to use when voting by mail.

     Please take the time to read the enclosed materials. YOUR PROXY IS IMPORTANT TO US. SIGNED BUT UNMARKED PROXY BALLOTS WILL BE COUNTED IN DETERMINING WHETHER A QUORUM IS PRESENT AND WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS, AND, IN THE DISCRETION OF THE PROXY AGENTS, AS TO OTHER MATTERS THAT PROPERLY MAY COME BEFORE, OR ON MATTERS INCIDENT TO THE CONDUCT OF, THE ANNUAL MEETING.

     The proposals summarized below have been carefully reviewed by the Company's Board of Trustees (the "Board"). The Board believes these proposals are in the best interest of Shareholders and recommends that you vote FOR each proposal.

     Your early response will be appreciated and could save the Company the substantial costs associated with a follow-up meeting. You may be contacted by a representative of the Company who is soliciting proxies on behalf of the Board. If signed proxy ballots are not returned in sufficient numbers to constitute a quorum, the Board intends to re-solicit proxies from Shareholders who have not responded so that business can be conducted at the Annual Meeting. Such re-solicitation would be a costly process paid for by the Company.

HERE IS A BRIEF SUMMARY OF THE PROPOSALS:

          PROPOSAL 1 is to elect 5 trustees of the Company to serve for 1 year and until their successors are elected and qualified.

          PROPOSAL 2 is to approve the continuation of the investment advisory agreement between the Company and Greystone Advisers, Inc.

          PROPOSAL 3 is to ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountant for the year ending December 31, 1997.

          PROPOSAL 4 is to approve a change of a term, and to ratify the issuance, of certain Class A Warrants that have been issued to SouthWest Federated Holding Company, Inc.

          PROPOSAL 5 is to approve a change of a term, and the future issuance, of certain Class B Warrants that will be issued to SouthWest Federated Holding Company, Inc.


VOTING BY MAIL IS QUICK AND EASY.  EVERYTHING YOU NEED IS ENCLOSED.

     We encourage you to exercise your right as a Shareholder and to vote on the proposals. To cast your vote, simply complete the proxy ballot enclosed in this package. Please be sure to sign the card before mailing it in the postage-paid envelope provided. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY BALLOT AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     If you have any questions before you vote, please call John Mosher at
(210) 493-3971, Ext. 204. We'll be glad to help you get your vote in quickly. Thank you for your participation in this important process for the Company.

                                          Sincerely,

                                          /s/ Robert R. Swendson

                                          Robert R. Swendson
                                          President and Chief Executive Officer

                       PLYMOUTH COMMERCIAL MORTGAGE FUND

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the first Annual Meeting (the "Meeting") of owners of common shares of beneficial interest ("Shareholders") in Plymouth Commercial Mortgage Fund, a Delaware business trust (the "Company"), will be held at the offices of Duncan-Smith Co., 311 Third Street, 3rd Floor, San Antonio, Texas 78205 on Thursday, April 24, 1997, at 8 a.m. Central time. The purpose of the Meeting is to consider and act upon the following proposals, which are more fully described in the accompanying proxy statement:

     1. To elect 5 trustees to serve for 1 year and until their successors are elected and qualified.

     2. To approve the continuation of the investment advisory agreement between the Company and Greystone Advisers, Inc.

     3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountant for the year ending December 31, 1997.

     4. To approve a change of a term, and to ratify the issuance, of certain Class A Warrants that have been issued to SouthWest Federated Holding Company, Inc.

     5. To approve a change of a term, and the future issuance, of certain Class B Warrants that will be issued to SouthWest Federated Holding Company, Inc.

     6. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Trustees of the Company has fixed the close of business on Friday, March 21, 1997, as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

                                              By order of the Board of Trustees,

                                              /s/ Kenneth L. Bennight, Jr.

                                              Kenneth L. Bennight, Jr.
                                              Vice President and Secretary
April 4, 1997

                            YOUR VOTE IS IMPORTANT.

                   PLEASE RETURN YOUR PROXY BALLOT PROMPTLY.

===============================================================================
AS A SHAREHOLDER OF THE COMPANY, YOU ARE INVITED TO ATTEND THE MEETING, EITHER IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY BALLOT IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY BALLOT WILL HELP ASSURE THAT A QUORUM, WHICH IS REQUIRED TO CONDUCT BUSINESS, IS PRESENT AT THE MEETING AND WILL AVOID ADDITIONAL EXPENSES TO THE COMPANY IN CONNECTION WITH FURTHER SOLICITATION OF PROXIES. MAILING YOUR PROXY BALLOT WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING YOUR BENEFICIAL INTERESTS IN PERSON, IF YOU LATER CHOOSE TO DO SO.
===============================================================================

                       PLYMOUTH COMMERCIAL MORTGAGE FUND
                          C/O GREYSTONE ADVISERS, INC.
                          13333 BLANCO ROAD, SUITE 314
                         SAN ANTONIO, TEXAS 78216-7756

                                PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Plymouth Commercial Mortgage Fund, a Delaware business trust (the "Company"), for use at the Company's first Annual Meeting (the "Meeting") of owners of common shares of beneficial interest ("Shareholders"), to be held at 8 a.m. Central time on Thursday, April 24, 1997, at the office of Duncan-Smith Co., 311 Third Street, 3rd Floor, San Antonio, Texas 78205, and at any adjournments thereof. This Proxy Statement and the accompanying proxy ballot are first being sent to Shareholders on or about April 4, 1997.

     If the accompanying proxy ballot is properly signed and dated and is received in time for the Meeting, those common shares of beneficial interest ("Shares") held of record by you (i.e., those Shares registered directly in your name) will be voted as specified on that proxy ballot. If no instructions are given on the proxy ballot, the Shares covered thereby will be voted FOR the proposals listed in the accompanying Notice of Annual Meeting of Shareholders (the "Notice"). Shareholders authorized to vote may revoke a proxy at any time before it is exercised by so notifying the Secretary of the Company in writing at the above address, by submitting a properly executed proxy with a later date, or by attending the Meeting and voting in person. Any Shareholder of record attending the Meeting may vote in person whether or not he or she has previously executed and returned a proxy ballot.


BACKGROUND OF THE COMPANY AND THE PROPOSALS

     The Company was organized under the laws of the State of Delaware on August 23, 1996 as a business trust, and has elected to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Meeting constitutes the first annual meeting of Shareholders, and has been called to permit Shareholders to consider the following proposals:

     1. To elect 5 trustees to serve for 1 year and until their successors are elected and qualified.

     2. To approve the continuation of the investment advisory agreement (the "Advisory Agreement") between the Company and Greystone Advisers, Inc. ("Greystone").

     3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountant for the year ending December 31, 1997.

     4. To approve a change of a term, and to ratify the issuance, of certain Class A Warrants that have been issued to SouthWest Federated
          Holding Company, Inc. ("SWFHC").

     5. To approve a change of a term, and the future issuance, of certain Class B Warrants that will be issued to SWFHC.

     6. To transact such other business as may properly come before the Meeting or any adjournments thereof.


VOTING

     On March 21, 1997, there were 921,627 Shares outstanding, each of which is entitled to one vote. The Shareholders entitled to vote at the Meeting are those of record as of the close of business on that date. SouthWest Federated, Inc., which directly owns approximately 2.25% of the Shares, and Robert R. Swendson, who directly owns 1.09% of the Shares, have agreed to vote their Shares, on all matters on which Shareholders are required or permitted to vote, only in the same proportion as the Shares voted by the Company's other Shareholders. The foregoing approach is often taken by a shareholder which is affiliated with an investment company, but is not necessarily required.

     One-tenth (1/10) of the Shares entitled to vote at the Meeting constitutes a quorum. If a Share is represented in person or by proxy for any purpose at the Meeting, it is deemed to be present for quorum purposes. Abstentions will be counted as present in determining whether a quorum has been reached. Once a quorum has been reached, a determination must be made as to the results of the vote on each of the Proposals.

     With respect to Proposal 1, to elect 5 Trustees to serve on the Company's Board, the Trustee nominees each must receive a plurality of the votes cast at the Meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the vote for that particular nominee or nominees. Proposal 2, to approve the continuation of the Company's Advisory Agreement, must be approved by a "1940 Act vote," which means a vote of the holders of (a) more than 50% of the outstanding Shares of the Company or (b) 67% or more of the Shares present at the Meeting if more than 50% of the outstanding Shares of the Company are represented at the Meeting in person or by proxy, whichever is less. In this instance, abstentions are considered in determining the number of votes required to pass Proposal 2, and will have the same legal effect as a vote against it. Proposal 3, to ratify the selection of accountants, must be approved by an affirmative vote of a majority of the votes cast on such Proposal, and abstentions are not counted in determining the outcome of the vote on Proposal 3. Approval of Proposals 4 and 5, to approve a change of a term, and to approve or ratify, as applicable, the issuance, of certain Class A and Class B Warrants that have been or will be issued to SWFHC, must be approved by a majority of the Company's outstanding voting securities, and by the holders of a majority of the Company's outstanding voting securities that are not affiliated persons of the Company, and therefore abstentions would count as votes against these Proposals.

     In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the Shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment unless marked to be voted against any proposal for which an adjournment is sought to permit further solicitation of proxies. Prior to any such adjournment, Shareholder action may be taken to transact such other business as may properly come before the Meeting if sufficient affirmative votes have been received.


INFORMATION REGARDING THIS SOLICITATION

     The expense of the Company's solicitation of proxies for the Meeting, including the cost of preparing, printing, and mailing this Proxy Statement and the accompanying Notice and proxy ballot, will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone, facsimile transmission, or telegram by Trustees or officers of the Company or by regular employees of Greystone, the Company's investment adviser, without special compensation therefor.


BENEFICIAL OWNERSHIP OF COMMON STOCK

     As of March 21, 1997 there were 921,627 Shares outstanding. Each Share is entitled to one vote. The following table sets forth information as of such date with respect to the beneficial ownership of the Company's Shares by: (i) each person known by the Company to own beneficially more than 5% of such Shares; (ii) each Trustee of the Company; (iii) the Chief Executive Officer of the Company; and (iv) all Trustees and officers of the Company as a group.

=======================================================================================================================
                                                                       Amount and nature of              Percent of
Title of class         Name and address of beneficial owner            beneficial ownership(1)             class
-----------------------------------------------------------------------------------------------------------------------
Common shares          SWFHC(2)                                        70,697 Shares(3)                   7.28%(4)
of beneficial
interest, no par       Robert R. Swendson (2)                          80,747 Shares(5)                   8.31%(4)
value
                       James R. Clifton(6)                             65,000 Shares(7)                   7.05%

                       William L. Clifton, Jr.(6)                      81,160 Shares(8)                   8.81%

                       Goodhue W. Smith III                            136,197 Shares(9)                 14.02%(4)
                       311 Third Street
                       San Antonio, TX 78205

                       Christopher Goldsbury, Jr.                      200,000 Shares                    21.70%
                       200 Concord Plaza, Suite 620
                       San Antonio, TX 78216

                       Trinity University                              50,000 Shares                      5.43%
                       715 Stadium Drive
                       San Antonio, TX 78212

                       Willis H. Wagner                                5,000 Shares                        .54%
                       200 Concord Plaza, Suite 620
                       San Antonio, TX 78216

                       All Trustees and Executive                      226,247 Shares(3)                 23.29%(4)
                        Officers as a Group


====================================================================================================================

   (1)   Directly owned unless otherwise indicated.

   (2)   13333 Blanco Road, Suite 314, San Antonio, TX 78216-7756.

   (3) Includes 50,000 Shares that may be acquired under presently exercisable subscription rights directly owned by SWFHC and 20,697 Shares directly owned by SouthWest Federated, Inc., a wholly-owned subsidiary of SWFHC. Does not include 200,000 Shares that may be acquired upon exercise of certain conditional warrants.

   (4) Reflects the dilutive effect of 50,000 Shares not outstanding but subject to presently exercisable subscription rights which are deemed to be outstanding for the purpose of computing this percentage.

   (5) Includes 100% of the Shares beneficially owned by SWFHC, the voting or disposition of which Robert R. Swendson may be deemed to have the power to direct by virtue of his ownership of approximately 46% of SWFHC's common stock and his position as president and chief executive officer of SWFHC and as one of its two directors. Mr. Swendson disclaims beneficial ownership of the Shares owned by SWFHC.

   (6)   4830 Lakewood, Suite 5, Waco, TX 76710.

   (7) Includes 20,000 Shares owned by two family trusts of which James R. Clifton is one of two trustees and 20,000 Shares owned by two family trusts for the benefit of Mr. Clifton's children of which Mr. Clifton is not a trustee. Mr. Clifton disclaims beneficial ownership of those Shares that he does not directly own.

   (8)   Includes 61,160 Shares owned by three family trusts of which William
         L. Clifton, Jr., is one of two trustees and 20,000 Shares owned by two family trusts for the benefit of Mr. Clifton's children of which Mr. Clifton is not a trustee. Mr. Clifton disclaims beneficial ownership of all the Shares attributed to him.

   (9) Includes 50,000 Shares owned by five trusts of which Goodhue W. Smith, III is one of two trustees and 100% of the Shares beneficially owned by SWFHC, the voting or disposition of which Mr. Smith may be deemed to have the power to direct by virtue of his position as one of its two directors. Mr. Smith disclaims beneficial ownership of those Shares that he does not own directly.

1.       PROPOSAL 1:       ELECTION OF TRUSTEES

BACKGROUND

     Shareholders will be asked to consider electing 5 individuals to the Board of Trustees of the Company. The names of the nominees for election to the Board of Trustees are Dr. Ronald K. Calgaard, James R. Clifton, Robert R. Swendson, Goodhue W. Smith III, and Willis H. Wagner. All the individuals currently serve as Trustees, Mr. Swendson since the Company's founding on August 23, 1996, Mr. Clifton and Dr. Calgaard since September 13, 1996, and Mr. Smith and Mr. Wagner since January 30, 1997.

     Each of the nominees for Trustee has consented to be named in this Proxy Statement and to serve as a Trustee if elected. The Board of Trustees has no reason to believe that any of the nominees named above will become unavailable for election as a Trustee, but if that should occur before the Meeting, proxies will be voted for such persons as the Board of Trustees may recommend.

     Certain information regarding the Trustees of the Company is set forth below.


================================================================================================================

                                     Position with
        Name and Address                Company         Age             Recent Professional Experience
----------------------------------------------------------------------------------------------------------------
Ronald K. Calgaard                 Trustee               59    Dr. Calgaard is President of Trinity University,
715 Stadium Drive                                              a post he has held since 1979.  He also serves
San Antonio, Texas 78212                                       as a director of Valero Energy Corporation, a
                                                               Trustee of Southwest Research Institute, a
                                                               member of the Advisory Board of the San
                                                               Antonio Spurs, and a Trustee of Texas Military
                                                               Institute.

James R. Clifton                   Trustee               46    Mr. Clifton is a founder of The Clifton Group,
4830 Lakewood, Suite 5                                         a private investment partnership formed in
Waco, Texas 76710                                              January 1996.  From 1973 to January 1996,
                                                               Mr. Clifton served in a number of positions for
                                                               Behrens, Inc., a family-owned (until 1994)
                                                               distributor of pharmaceuticals to independent
                                                               pharmacies, including Executive Vice
                                                               President, Chief Operating Officer, and
                                                               Director.

Goodhue W. Smith III*              Trustee               47    Since its founding in 1978, Mr. Smith has been
311 Third Street, 3rd Floor                                    employed by Duncan-Smith Co., an
San Antonio, TX 78205                                          investment banking firm located in San Antonio,
                                                               Texas,  where he currently serves as a Vice
                                                               President. Mr. Smith  is the President of
                                                               Duncan-Smith Securities, Inc., a  registered
                                                               broker/dealer and wholly owned subsidiary of
                                                               Duncan-Smith Co. He also serves as the Chairman of
                                                               the  Executive Committee of Citizens National Bank
                                                               of Milam  County (Texas) and as a director of
                                                               publicly-traded  Consolidated Health Care
                                                               Associates, Inc.

================================================================================================================

                                     Position with
        Name and Address                Company         Age             Recent Professional Experience
----------------------------------------------------------------------------------------------------------------
Robert R. Swendson*                Trustee,              54    From 1989 to 1996, Mr. Swendson was
13333 Blanco Road                  President and               employed by SouthWest Federated, Inc., a
Suite 314                          Chief                       purchaser of consumer and commercial loans
San Antonio, TX 78216              Executive                   which he helped found.   Mr. Swendson
                                   Officer                     remains the company's President and Chief Executive
                                                               Officer. He is currently employed by Greystone, the
                                                               Company's investment adviser, as its President and
                                                               Chief Executive Officer.

Willis H. Wagner                   Trustee               46    Since 1995, Mr. Wagner has served as the
200 Concord Plaza, Suite 620                                   Managing Director of SV Capital
San Antonio, TX                                                Management, a venture capital firm located in
                                                               San Antonio, Texas.  Mr. Wagner was
                                                               previously the Chief Financial Officer for Pace
                                                               Foods, Ltd. from 1991-1995 and served in
                                                               several senior positions with Ernst & Young
                                                               from 1986-1991.


================================================================================================================

     * Trustee who is an "interested person" of the Company as defined in the 1940 Act.


COMPENSATION OF EXECUTIVE OFFICERS AND TRUSTEES

     Under U.S. Securities and Exchange Commission ("SEC") rules applicable to BDCs, the Company is required to set forth certain information regarding certain of its executive officers who received compensation from the Company in excess of $60,000 in 1996. However, the Company has no employees and does not pay any cash compensation to its officers. All of the Company's officers are employed by Greystone, which pays their cash compensation. The Company may determine in the future to issue options to purchase newly issued Shares to officers of the Company or other individuals or entities. Any issuance of such options must be authorized by the Company's Shareholders. The issuance of Shares of the Company pursuant to the exercise of options could result in a dilution of the ownership interest and voting power of then-existing Shareholders.

Compensation of Trustees

     The Trustees may provide for their own compensation, and for the compensation of officers, advisers, administrators, custodians, other agents, consultants and employees of the Company on such terms as the Trustees deem appropriate. Currently, each member of the Board of Trustees who is not an officer of the Company receives from the Company a fee of $750 for each meeting of the Board that the Trustee attends, and an additional meeting fee of $500 per committee meeting attended, unless the committee meeting occurs on the same day as a Board meeting, in which case the fee for attending the committee meeting would be $250.

     It is expected that the Board of Trustees will hold a least four Board meetings per year. None of the Company's officers is compensated by the Company for attending Board meetings.

     Aggregate Trustees' fees for 1996 were $1,500. The following table sets forth certain details of the compensation paid to Trustees during 1996.

                                                                      Pension or
                                               Aggregate          Retirement Benefits     Total Compensation
                                             Compensation         Accrued as Part of         from Company
Name and Position                            from Company          Company Expenses        Paid to Trustees
-----------------                            ------------          ----------------        ----------------
Ronald K. Calgaard                               $750                      0                        $750
James R. Clifton                                  750                      0                         750
Goodhue W. Smith III                                0                      0                           0
Robert R. Swendson                                  0                      0                           0
Willis H. Wagner                                    0                      0                           0


MEETINGS OF TRUSTEES AND COMMITTEES

     During 1996, the Board of Trustees held one (1) special meeting. All the Trustees then on the Board attended that meeting. In addition, the bylaws of the Company permit the Trustees, by a vote of a majority of the Trustees then in office, to elect from their number an Audit Committee or any other committee. The Board may delegate some or all of its powers to any such committee except those which by applicable law or the Company's declaration of trust or bylaws may not be delegated. The Board created an Interim Valuation Committee, a Compensation Committee and an Audit Committee at the meeting of the Board of the Trustees that was held on January 30, 1997 (the "Board Meeting").

     The Interim Valuation Committee has the responsibility to value and revalue, between meetings of the Board of Trustees, any portfolio investments for which market quotations or sale prices are not readily available, to approve any loan purchase or sale made on behalf of the Company when such approval is requested by a seller or purchaser of loans or loan packages. However, when a purchase of a loan package presents an exposure to any one borrower greater than $750,000.00, such approval shall also require the approval of one disinterested Trustee. The Board appointed Messrs. Swendson and Smith as the members of the Interim Valuation Committee.

     The function of the Compensation Committee is to consider the adoption of a stock option plan, if such plan is proposed, and other compensation matters that may arise from time to time. The Trustees appointed Dr. Calgaard and Mr. Wagner as the members of the Compensation Committee.

     The members of the Audit Committee work with the Company's independent public accountant to effect the Company's annual audit and review related matters. The Board appointed Dr. Calgaard and Messrs. Clifton and Smith as the members of the Audit Committee.

     Each of the members of the above committees serves at the pleasure of the Board. As each of the Interim Valuation Committee, Compensation Committee and Audit Committee was formed in 1997, none held any meetings in 1996.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

Investment Advisory Agreement

     The Company is a party to an investment advisory agreement with Greystone Advisers, Inc. ("Greystone"). Pursuant to the investment advisory agreement, Greystone is entitled to be paid, monthly in arrears, a fee at the rate of 5.94% per annum on the value of the Company's invested assets, and 0.48% per annum of its cash and short-term investments. From September 22, 1996 (the date the investment advisory agreement was executed) through December 31, 1996, the Company incurred approximately $32,322 in investment advisory fees. Greystone waived advisory fees for the months of September and October, 1996. The advisory agreement is described in further detail in Proposal 2.

     Each officer of the Company also is an officer of Greystone. As of December 31, 1996, all of the shares of Greystone were owned by Robert R. Swendson, the Company's President and Chief Executive Officer. Greystone has not issued any options, warrants, or convertible securities of any nature.

Exchange Offer

     The Company's operations began on September 27, 1996 with the acquisition of all of the interests in SWF 1995 Limited Partnership, a Texas limited partnership ("SWF-95"), through an offer made to SWF-95's investors to exchange their equity and subordinated debt interests for Shares of the Company (the "Exchange Offer"). The Exchange Offer was approximately a $3.6-million transaction involving the purchase of the various outstanding general partnership, limited partnership, and subordinated debt interests in SWF-95 (the "SWF-95 interests") and the assumption of certain indebtedness by the Company in exchange for newly issued Shares or cash, at the option of the seller of each interest. The Company's purchase price for the SWF-95 interests was determined by the Company with the assistance of a third-party appraiser.

     The following table identifies by name any of the following persons who had a direct or indirect material interest in the Exchange Offer: each Trustee or executive officer of the Company; each Shareholder of the Company who is known to own of record or beneficially more than 5% of any class of the Company's voting securities; and any member of the immediate family of any of the foregoing persons. The table also includes the following information: the person's relationship to the Company; the nature and amount of the person's interest in the Exchange Offer; and the cost of the person's interest.


     Name of Person with                                                                  Amount of      Original Cost
 Direct or Indirect Material      Person's Relationship          Nature of                Person's        of Person's
 Interest in the Transaction          to the Company         Person's Interest           Interest(1)      Interest(1)
 ---------------------------          --------------         -----------------           -----------      -----------
SWFHC                           5%+ owner                  100% stockholder of            $248,320          $166,000
                                                           SouthWest Federated,
                                                           Inc. ("SWFI")

SWFI(2)                         5%+ owner                  General partner of             $248,320          $166,000
                                                           SWF-95

Robert R. Swendson              5%+ owner; Trustee,        46% stockholder of             $114,227           $76,860
                                President & Chief          SWFHC; President of
                                Executive Officer          SWFI

James R. Clifton                5%+ owner; Trustee         Owner of SWF-95                $105,100          $100,000
                                                           subordinated debt

Mary Lacy Clifton Chase(2)      5%+ owner; sibling of      Limited partner of             $169,842          $150,000
                                Trustee                    SWF-95 and owner of
                                                           SWF-95 subordinated
                                                           debt

Eddie W. Spalten(2)             5%+ owner                  Limited partner of             $207,173          $160,000
                                                           SWF-95

     Name of Person with                                                                  Amount of      Original Cost
 Direct or Indirect Material      Person's Relationship            Nature of              Person's        of Person's
 Interest in the Transaction          to the Company           Person's Interest         Interest(1)      Interest(1)
 ---------------------------          --------------           -----------------         -----------      -----------
Margaret Pace Willson(2)        5%+ owner                  Limited partner of             $129,483          $100,000
                                                           SWF-95

Rhojcoamt Partnership,          5%+ owner                  Owner of SWF-95                $129,483          $100,000
Ltd.(2)                                                    subordinated debt

Lon A. Critchfield(3)           Senior Vice President      Senior Vice President             ---              ---
                                                           of SWFI

Larry D. Krause                 Senior Vice President      Vice President,                   ---              ---
                                                           Secretary/Treasurer of
                                                           SWFI

John C. Mosher                  Vice President & Chief     Vice President &                  ---              ---
                                Financial Officer          Chief Financial
                                                           Officer of SWFI

------------------------------------

    (1)  Where determinable.

    (2)  No longer a 5%+ owner.

    (3) During the fiscal year ended on December 31, 1996, Lon A. Critchfield served with the Company as a Senior Vice President. Mr. Critchfield resigned from the Company effective March 14, 1997.


Issuance of Subordinated Note, Warrants, and Rights to SWFHC


     For working capital purposes the Company borrowed $250,000 from SWFHC. As an incentive to make this loan, the Company entered into an agreement to issue to SWFHC transferable warrants to purchase up to 200,000 Shares at the greater of $10 per Share or net asset value per Share at the time of issuance of the warrants, which expire on September 22, 2006, and transferable rights to subscribe to 50,000 Shares at the greater of $10 per Share or net asset value per Share at the time the rights are exercised, which expire on May 22, 1996. (The rights and warrants are described in greater detail below in the sections relevant to Proposals 4 and 5.) The following persons, each of which has the indicated relationship with the Company, may be deemed to have a direct or indirect material interest in the issuance of the subordinated note, warrants, and rights to SWFHC.


        Name of Person with
    Direct or Indirect Material        Person's Relationship             Nature of                   Amount of
    Interest in the Transaction            to the Company            Person's Interest           Person's Interest*
    ---------------------------            --------------            -----------------           ------------------
SWFHC                               5%+ owner                    Holder of subordinated               $250,000
                                                                 note, warrants, and
                                                                 subscription rights

Robert R. Swendson                  5%+ owner; Trustee,          46% stockholder &                    $115,000
                                    President & Chief            President of SWFHC
                                    Executive Officer

Larry D. Krause                     Senior Vice President        Secretary/Treasurer of                 ---
                                                                 SWFHC

------------------------------------

     *   Where determinable.

Contingent Expense Reimbursement Agreement

     As memorialized in a letter agreement dated September 22, 1996, the Company has a contingent obligation to reimburse SouthWest Federated, Inc. ("SWFI") for various organizational, consulting, and certain other expenses, including cash disbursed and to be disbursed to various suppliers of products and services, on behalf of the Company in connection with determining the financial and legal feasibility of, and effecting preparations for, the consummation of the Exchange Offer (collectively, "Start-Up Expenses"). The actual amount of Start-Up Expenses incurred by SWFI on behalf of the Company was approximately $70,000. By virtue of its 100% ownership of the common stock of SWFI, SWFHC may be deemed to have a indirect material interest in this contingent expense reimbursement agreement. Also, Robert R. Swendson, the owner of 46% of the outstanding stock of SWFHC, as well as any other stockholders and officers of SWFHC listed in the table above, may also be deemed to have an indirect material interest in this transaction. The Company satisfied its obligation to reimburse SWFI on September 27, 1996.

Cash Offering

     In addition to the Exchange Offer described above, on December 26, 1996 the Company issued and sold 700,000 Shares in a private placement (the "Cash Offering") resulting in gross cash proceeds of $7,000,000 ($10.00 per Share). The sale was made to current Company Shareholders and to "accredited investors" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended. The following persons, each of which has the indicated relationship with the Company, may be deemed to have a direct or indirect material interest in the Cash Offering. The table includes the following information: the person's relationship to the Company; the nature of the person's interest in the Cash Offering; and the amount of the person's interest.


        Name of Person with
    Direct or Indirect Material        Person's Relationship             Nature of                   Amount of
    Interest in the Transaction            to the Company            Person's Interest          Person's Interest(1)
    ---------------------------            --------------            -----------------          --------------------
Robert R. Swendson                  5%+ owner; Trustee,          Purchaser of newly                   $100,000
                                    President & Chief            issued Shares
                                    Executive Officer

James R. Clifton                    5%+ owner; Trustee           Purchaser of newly                   $150,000
                                                                 issued Shares

Mary Lacy Clifton Chase(2)          5%+ owner; sibling of        Purchaser of newly                   $150,000
                                    Trustee                      issued Shares

Goodhue W. Smith III                5%+ owner; Trustee           Purchaser of newly                   $155,000
                                                                 issued Shares

Christopher Goldsbury, Jr.          5%+ owner                    Purchaser of newly                  $2,000,000
                                                                 issued Shares

Willis H. Wagner                    Trustee                      Purchaser of newly                   $50,000
                                                                 issued Shares

Trinity University                  5%+ owner                    Purchaser of newly                   $500,000
                                                                 issued Shares

------------------------------------

     (1) Where determinable.

     (2) No longer a 5%+ owner.

Payments to Duncan-Smith Co. and Duncan-Smith Securities, Inc.

     As noted above, Goodhue W. Smith III is a Vice-President of Duncan-Smith Co. ("Duncan-Smith") and President of Duncan-Smith Securities, Inc. and holds 33% of Duncan-Smith's equity. Duncan-Smith was deemed to be a promoter of the Company, and in this capacity received a fee of $3,000 per month for consulting services from May 1996 through November 1996 from the Company in connection with determining the financial feasibility of, and effecting preparations for, the consummation of the Exchange Offer. Duncan-Smith Securities, Inc., as the sole placement agent for the Cash Offering, received underwriting discounts and commissions (i.e., fees for placement services) in the amount of $426,000.

Indebtedness of Management

     No person serving as a Trustee or executive officer of the Company and no nominee for election as a Trustee at any time since the beginning of the Company's last fiscal year has been indebted to the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934


     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, certain persons, including the Company's Trustees and executive (and certain other) officers, directors of the Company's investment adviser, and any persons beneficially owning 10% or more of the Company's Shares are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports, including Forms 3, 4 and 5, have been established, and the Company must report herein any failure on the part of any of the foregoing individuals to file a required report. Based on its review of Forms 3, 4 and 5 filed by such individuals, the Company determined that Dr. Calgaard and Messrs. Clifton, Critchfield, Krause, Mosher and Swendson each filed a late Form 3 and a late Form 5. Messrs. Bennight, Hanes, Smith and Wagner each filed a late Form 3. As discussed above, each of Messrs. Swendson and Clifton acquired shares in the Cash Offering, and each was required to file a Form 4 with respect to these purchases. Messrs. Swendson and Clifton did not file these Forms 4, but later reported their transactions on respective Forms 5.

VOTE REQUIRED

     The election of Dr. Calgaard and Messrs. Clifton, Swendson, Smith, and Wagner requires the affirmative vote of a plurality of the votes cast at a meeting of Shareholders at which a quorum is present. Under the Company's Declaration of Trust, the presence in person or by proxy of Shareholders entitled to cast one-tenth (1/10th) of the votes entitled to be cast thereat shall constitute a quorum. For this purpose, abstentions will be counted in determining whether a quorum is present at the Meeting.

     THE COMPANY'S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOREGOING NOMINEES FOR TRUSTEE NAMED IN THIS PROPOSAL 1.


2. PROPOSAL 2: APPROVE THE CONTINUATION OF THE INVESTMENT ADVISORY AGREEMENT BETWEEN THE COMPANY AND GREYSTONE

     Greystone serves as investment adviser to the Company pursuant to the Advisory Agreement, dated September 22, 1996, which initially was approved by the Board of Trustees of the Company, including a majority of the Trustees who are not parties to the Advisory Agreement or "interested persons" of any such party, as that term is defined in the 1940 Act, at a Special Meeting held on September 13, 1996. The Board of Trustees re-approved the selection of Greystone as investment adviser of the Company and the Advisory Agreement at the Board Meeting on January 30, 1997. The Agreement was last submitted to Shareholders on September 13, 1996, and Robert R. Swendson, in his capacity as the initial sole Shareholder of the Company, approved the Advisory Agreement at a Special Meeting held on that date. The following discussion of the Advisory Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit A.

     By approving and re-approving the Advisory Agreement, the Trustees have acted in what they believe to be the best interests of the Shareholders of the Company. The Board based its decision to recommend the re- approval of the Advisory Agreement on the following material factors: (i) Greystone's ability to provide advisory services, specifically the experience its personnel has in managing impaired loan portfolios; and (ii) the ability of Greystone to meet the unique needs of a BDC.

     The Board believes that Greystone's personnel have had significant experience purchasing and resolving impaired loans. Greystone's president, Robert R. Swendson, and its vice president and controller, Larry D. Krause, have been working with impaired loans since 1989 when they helped found SouthWest Federated, Inc. ("SWFI").

     From 1989 to 1996, SWFI invested approximately $20 million to purchase more than $180 million in impaired commercial mortgages and consumer loans (outstanding principal balance at the time of purchase). SWFI made these investments as the general partner for several limited partnerships and for its own account. Mr. Swendson attributes the success of SWFI to thorough due diligence prior to making a bid, experienced and patient negotiations with obligors, and a focus on investor returns.

     At the Board Meeting, the Board engaged in a detailed discussion concerning the advisory fee paid to Greystone, which is higher than fees typically paid to funds holding portfolios of marketable securities. The Trustees considered certain factors underlying the fee arrangements. Specifically, the Company currently has a comparatively small capital base and its investments require a greater amount of attention than those of typical registered investment company. The larger asset bases of typical investment companies permit these funds to conduct business with an advisory fee that represents a smaller percentage of their assets. The Trustees also were apprised by Greystone that the current advisory fee was necessary in order for Greystone to continue operations. After considering the foregoing and other factors, as well as the standards that Trustees must meet in approving investment advisory agreements, the Trustees re-approved the Advisory Agreement and recommended its submission to Shareholders for consideration.

     Although the Advisory Agreement has already received the approvals required under the 1940 Act, in light of the unique nature of the advisory services required by the Company and the level of advisory fees under the Advisory Agreement, the Board of Trustees is seeking approval of the continuation of the agreement by Shareholders.

THE ADVISORY AGREEMENT

     Pursuant to the Advisory Agreement, Greystone directs the investments of the Company, subject to the supervision, control and policies of the Company's Board of Trustees. Specifically, Greystone identifies, evaluates, resolves and monitors the investments made by the Company. The Agreement initially will remain in effect until September 22, 1998 and from year to year thereafter as long as it is approved (a) at least annually, by the Board of Trustees or by "vote of a majority of the outstanding voting securities" of the Company, and
(b) by the vote of a majority of the Trustees who are not parties to the Advisory Agreement or "interested persons" of any such party, as that term is defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval.

     The Advisory Agreement may be terminated by the Company at any time, without payment of any penalty, on sixty (60) days written notice to Greystone if the decision to terminate has been made by the Board or by "vote of a majority of the outstanding voting securities" of the Company. The Advisory Agreement will terminate automatically in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act). Greystone may also terminate the Advisory Agreement on sixty (60) days written notice to the Company; provided, however, that

Greystone may not terminate the Advisory Agreement unless: (a) the terms of a new investment advisory agreement with Greystone or another investment advisory agreement have been approved by the Board, including a majority of its members casting their votes in person who are not parties to such agreement or "interested persons" of any such party, at a meeting called for the purpose of voting on such approval; and (b) such new investment advisory agreement has been approved by the "vote of a majority of the outstanding voting securities" of the Company.

     Under the Advisory Agreement, the Company pays its own operating expenses, except those specifically required to be borne by Greystone. The latter include the cost of office space, telephone, equipment and personnel required to satisfy its obligations under the Advisory Agreement. Expenses borne by the Company include all expenses of any offering and sale by the Company of its Shares; fees and disbursements of the Company's outside legal counsel, accountants and custodian; fees and expenses incurred in effecting filings with federal and state securities administrators; costs of the Company's periodic reports and other communications to Shareholders; fees and expenses of members of the Company's Board of Trustees who are not directors, officers or employees of Greystone; premiums for the fidelity bond maintained by the Company; and all costs related to portfolio investments including, without limitation, financing costs, legal and accounting fees and other professional or technical fees and expenses (i.e., credit reports, title searches and delivery charges, property taxes, insurance premiums, long-distance telephone charges, costs of specialized consultants such as accountants or industry-specific technical experts, and travel expenses) incurred in acquiring, monitoring, negotiating, maintaining, working-out, and effecting disposition of such investments, as well as responding to any litigation arising therefrom.

     Pursuant to the Advisory Agreement, the Company pays to Greystone, on the 15th day of each month: (a) a fee calculated at the rate of 0.495% (5.94% on an annual basis) of the Company's invested assets as of the end of the previous month; and (b) a fee calculated at the rate of 0.04% (0.48% on an annual basis) of the Company's cash and short-term investments as of the end of the previous month. For purposes of calculating the fee to be paid on a monthly basis, "invested assets" is defined as the asset value as determined by the Board of Trustees as of the end of the previous fiscal quarter minus cash, short-term investments, intangible assets, and the amount of collections applied to the carrying value of the loan portfolio since the end of the previous quarter, plus the cost of loans purchased and any capitalized advances to protect portfolio investments or underlying collateral since the end of the previous quarter. For the fiscal year ended December 31, 1996, the Company paid Greystone $32,322 in investment advisory fees, not including any advisory fees for September and October which were waived by Greystone. As the sole shareholder of Greystone, Mr. Swendson has a direct interest in the advisory relationship with Greystone and the Advisory Agreement and transactions contemplated thereunder. As discussed earlier, the Company paid to Duncan-Smith, which is an affiliate of an affiliate of the Company and Greystone, a fee of $3,000 per month for consulting services from May 1996 through November 1996, and to Duncan-Smith's subsidiary, underwriting discounts and commissions (i.e., fees for placement services) in the amount of $426,000 for the offering that took place in December 1996.

INFORMATION REGARDING THE ADVISER

     Greystone Advisers, Inc. (formerly known as Emerald Advisers, Inc.) was organized on August 27, 1996 as a Delaware corporation, and currently is privately held. The address of Greystone is 13333 Blanco Road, Suite 314, San Antonio, Texas 78216-7756. As of December 31, 1996, all of the shares of Greystone were owned by Robert R. Swendson, the Company's President and Chief Executive Officer.

     The principal executive officers and directors of Greystone are listed below. Unless otherwise specified, the address of each such officer or director is 13333 Blanco Road, Suite 314, San Antonio, Texas 78216-7756.

                  Name, Title                                 Principal Occupation
                  -----------                                 --------------------
Robert R. Swendson, Director, President                       Investment Management
and Chief Executive Officer

Goodhue W. Smith III, Director                                Investment banker with Duncan-Smith Co., President
311 Third Street                                              of Duncan-Smith Securities, Inc.
San Antonio, TX 78205

Larry D. Krause, Senior Vice President                        Investment Management

John C. Mosher, Vice President and Chief                      Investment Management
Financial Officer

Kenneth L. Bennight, Jr., Vice President                      Attorney
   and General Counsel

Ted J. Hanes, Vice President                                  Investment Management

     Each of the officers and directors listed above is an officer or trustee of the Company. Lon A. Critchfield also served Greystone as Senior Vice President until his resignation on March 14, 1997.

VOTE REQUIRED

     The Advisory Agreement must be approved by a vote of the holders of (a) more than 50% of the outstanding Shares of the Fund or (b) 67% or more of the Shares of the Company present at the Meeting if more than 50% of the outstanding Shares of the Company are represented at the Meeting in person or by proxy, whichever is less. If the continuation of the Advisory Agreement is not approved by the Shareholders, the Board of Trustees will take such action as it considers necessary or appropriate to protect the interests of the Company and its Shareholders.

     THE COMPANY'S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL 2 TO APPROVE THE CONTINUATION IF THE ADVISORY AGREEMENT BETWEEN THE COMPANY AND GREYSTONE.


3. PROPOSAL 3: RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT.

     The Board of Trustees of the Company, including a majority of the Trustees who are not "interested persons" of the Company within the meaning of the 1940 Act, has selected the accounting firm of KPMG Peat Marwick LLP ("KPMG") as the Company's independent public accountant to audit the Company's financial statements, and otherwise provide services to the Company as the Company's independent public accountant for the fiscal year ending December 31, 1997. The Shareholders will be asked at the Meeting to consider ratifying the selection of KPMG as independent public accountant for the fiscal year ending December 31, 1997.

     KPMG has served as the Company's independent accountant since the Company's inception and the Company knows of no direct or indirect financial interest of KPMG in the Company. A representative of KPMG is expected to be present at the Meeting and will be available to make a statement if he or she so desires, and to respond to appropriate Shareholder inquiries.

     The expense recorded during the fiscal year ended December 31, 1996 for the professional services provided to the Company by KPMG consisted of fees for audit services (which included examination of the consolidated financial statements of the Company and its subsidiary and review of the filings by the Company of reports and registration statements) and for non-audit services. Approximately 80% of the fees were for audit services. The non-audit services, which were arranged for by management without prior consideration by the Board of Trustees, consisted of non-audit related consultation and the preparation of tax returns for the Company and its subsidiary.

VOTE REQUIRED

     Approval of the proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountant requires an affirmative vote of a majority of the votes cast with respect to the proposal.

     THE COMPANY'S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL 3 TO RATIFY THE SELECTION OF KPMG AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT.



4. PROPOSALS 4 & 5: TO APPROVE A CHANGE OF A TERM, AND RATIFY OR APPROVE THE ISSUANCE, OF CERTAIN CLASS A AND CLASS B WARRANTS THAT HAVE BEEN OR WILL BE ISSUED TO SWFHC

     At the Meeting, Shareholders will be asked to vote on (i) a proposal to approve a change of a term, and ratify the issuance, of certain Class A Warrants that have been issued to SWFHC and (ii) a proposal to approve a change of a term, and the future issuance, of certain Class B Warrants that will be issued to SWFHC. The Company undertook to issue these warrants to SWFHC pursuant to respective agreements between the Company and SWFHC, each dated September 22, 1996 (the "Agreements"). The Agreements provide that SWFHC will receive warrants to purchase an aggregate total of 200,000 Shares, provided such issuance is permitted under the 1940 Act. The Company agreed to issue the warrants, as well as rights to subscribe to 50,000 Shares, in consideration for SWFHC taking the financial risks attendant to supporting the formation of the Company (i.e., with respect to a $250,000 subordinated loan for the Company's start-up expenses).

     The issuance of the warrants was approved by the Board, including a majority of the Trustees who have no financial interest in the warrants to be issued pursuant to the Agreements and who are not "interested persons" of the Company, as defined in the 1940 Act, on September 23, 1996, on the basis that such issuance was in the best interest of the Company and its Shareholders. The 1940 Act requires shareholder approval of the issuance of any warrants. Robert
R. Swendson, as the initial sole Shareholder of the Trust, approved the issuance of the warrants pursuant to the Agreements on September 23, 1996.

     According to the principal terms of the Agreements, as clarified in a letter between the Company and SWFHC dated September 22, 1996, the warrants are to be issued and become outstanding only to the extent permitted by the 1940 Act. The 1940 Act states that the amount of shares that would result from the exercise of all outstanding warrants, options, and rights at the time of issuance shall not exceed 25% of the outstanding voting securities of a BDC. Accordingly, based on 921,627 Shares outstanding as of December 26, 1996, the Company issued all of the Class A Warrants to SWFHC on December 31, 1996, and will issue the Class B Warrants at some time in the future.

     The terms of the Class A and Class B Warrant Agreements are as follows:

     1. The Class A Warrant Agreement provides for the issuance of warrants to purchase one hundred fifty thousand (150,000) Shares at the greater of $10.00 per Share or net asset value per Share on the date of issuance of the warrants. The warrants expire on September 22, 2006 and are exercisable only upon the condition that within three (3) years of the consummation of an equity offering for $8,000,000 in cash, the Company or one or more underwriters and selling brokers or dealers on the Company's behalf shall have received gross cash proceeds of at least $10,000,000 from one or more sales of newly issued Shares at an average price of at least Fifteen Dollars ($15.00) per Share (adjusted proportionately for any Share dividends, splits, or combinations). Thereafter, these warrants may be transferred or exercised in whole or in part from time to time. The Company's issuance of 700,000 additional Shares in consummation of an equity offering on December 26, 1996, increased the total number of outstanding Shares from 221,627 (immediately following consummation of the Exchange Offer) to 921,627, permitting all the Class A Warrants to be issued in their entirety on December 31, 1996 with an exercise price of $10.00 per share.

     2. The Class B Warrant Agreement provides for the issuance of warrants to purchase fifty thousand (50,000) Shares at the greater of $10.00 per Share or net asset value per Share on the date of issuance of the warrants. The warrants expire on September 22, 2006 and are exercisable only upon the condition that within three (3) years of the consummation of an equity offering for $8,000,000 in cash, the Company or one or more underwriters and selling brokers or dealers on the Company's behalf shall have received gross cash proceeds of at least $10,000,000 from one or more sales of newly issued Shares at an average price of at least Twenty Dollars ($20.00) per Share (adjusted proportionately for any Share dividends, splits, or combinations). These warrants may be transferred or exercised in whole or in part from time to time.

     As noted above, the respective Agreements provide that each class of warrants would be exercisable if the Company raises $10,000,000 (gross cash proceeds) within three years of the date on which the Company would consummate an equity offering raising an anticipated $8,000,000 in cash (the "Cash Offering"), with the Class A Warrants exercisable if the $10,000,000 is raised at an average price of at least $15 per Share, and the Class B Warrants exercisable if the $10,000,000 is raised at an average price of at least $20 per Share. The Company and SWFHC, as parties to the Agreements (the "Parties"), viewed this reference to $8,000,000 in the text of the Agreements to be descriptive, rather than a material term of the Agreements. This reference was included in the Agreements as a means of indicating, with some specificity, the intent of the Parties as to the date on which the 3-year period for raising at least $10,000,000 in new equity at the specified prices would commence. The $8,000,000 figure was viewed by the Parties as the amount likely to be raised in the Offering. The Parties never contemplated that the Warrants would not be exercisable merely because a somewhat lower amount than anticipated was actually raised in the Cash Offering. In fact, gross proceeds of $7,000,000 were raised in the Cash Offering.

     At the Board Meeting, the Board of Trustees reviewed the Agreements and discussed the original intent of the Parties. Based on its discussion, the Board determined that it would be contrary to the intent of the Parties at the time of the execution of the Agreements for the 3-year period not to have commenced because of a non-material reference intended solely to identify the time at which that period would begin. In addition, the Trustees believe such a result would be unfair to the holders of the Warrants. Based on the foregoing, the Trustees concluded that the condition the Company raise at least $10,000,000 in cash within three (3) years of the consummation of an equity offering for $8,000,000 in cash be changed so that the 3-year period commenced on December 26, 1996, when the Company raised $7,000,000 in cash. The Board, including a majority of the Trustees who have no financial interest in the warrants issued, or to be issued, pursuant to the Agreements and who are not "interested persons" of the Company, as defined in the 1940 Act, approved changing this term of the warrants and submitting the proposals to change a term of the Class A and Class B Warrants and ratify or approve the issuance of the warrants under that term to Shareholders for approval. The Trustees based their decision on their belief that this change of a term of the Warrants is in the best interest of the Company and its Shareholders.

     In determining whether to approve and/or ratify the proposed change in a term, and issuance, of the Class A and Class B Warrants under that term, Shareholders should be aware that the issuance of these Warrants would allow SWFHC or its transferees to benefit from any future increase in the value of the Company's Shares without requiring SWFHC to invest the exercise price thereof in the Company until such benefit is realizable. As with any warrant arrangement, the exercise of the Class A and Class B Warrants would increase the number of outstanding Shares of the Company. Such an increase would cause the existing Shareholders to experience a corresponding loss of proportionate voting power and economic interest in the Company. The Board of Trustees has concluded, however, that the change of a term of the Class A and B Warrants merely incorporates the actual intent of the Parties.

VOTE REQUIRED

     Proposal 4 to approve a change of a term, and ratify the issuance, of certain Class A Warrants that have been issued to SWHFC, and Proposal 5 to approve a change of a term, and the future issuance, of certain Class B Warrants that will be issued to SWHFC, must be approved by a majority of the Company's outstanding voting securities, and the holders of a majority of the Company's outstanding voting securities that are not affiliated persons of the Company. If Proposal 4 or 5 is not so approved, the Board of Trustees will take such action as it considers necessary or appropriate to protect the interest of the Company and its Shareholders.

     THE COMPANY'S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4 AND PROPOSAL 5 TO CHANGE A TERM OF, AND TO RATIFY OR APPROVE THE ISSUANCE OF, CERTAIN CLASS A AND CLASS B WARRANTS THAT HAVE BEEN OR WILL BE ISSUED TO SWHFC.


                                 OTHER BUSINESS

     The Board of Trustees knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting.

                      1998 ANNUAL MEETING OF SHAREHOLDERS

     The Company expects that the 1998 Annual Meeting of Shareholders will be held in April 1998 but the exact date, time, and location of such meeting have yet to be determined. A Shareholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at the address of its investment adviser in Texas no later than December 5, 1997, in order for the proposal to be considered for inclusion in the Company's proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the meeting unless certain securities law requirements are met.


                                 MISCELLANEOUS

     Shareholders may obtain copies of the Annual Report, without charge, by writing the Company's investment adviser at 13333 Blanco Road, Suite 314, San Antonio, Texas 78216-7756.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company has enclosed its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Annual Report"). The Company hereby incorporates by reference in this Proxy Statement (i) the financial statements and notes thereto (including the independent public accountant's report of KPMG Peat Marwick LLP) contained in the Annual Report, and (ii) "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Annual Report. The Annual Report is not otherwise incorporated in this Proxy Statement and is not part of this soliciting material.

YOUR PROXY IS VERY IMPORTANT TO US. WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY BALLOT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR MAY CONVEY YOUR VOTE ON EACH PROPOSAL BY CALLING 1-800-330-3971.

                                   EXHIBIT A

                       PLYMOUTH COMMERCIAL MORTGAGE FUND

                         INVESTMENT ADVISORY AGREEMENT


                 THIS AGREEMENT is made by and between Plymouth Commercial Mortgage Fund, a Delaware business trust (the "Company"), and Emerald Advisers, Inc., a Delaware corporation (the "Adviser").

1.       PURPOSE OF THE COMPANY

                 The Company is a closed-end management investment company that will elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act").

2.       THE INVESTMENT ADVISER

                 The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the "SEC") under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and has entered into this Agreement with the Company to act as its investment adviser on the terms set forth herein.

3.       OBLIGATIONS OF THE ADVISER

                 The Company hereby engages the Adviser's services as the Company's investment adviser. As such, the Adviser will:

         (a) advise the Company as to the acquisition and disposition of securities, loans, real estate interests and other assets in accordance with the Company's investment policies;

         (b) assist the Company in making available and, if requested by entities in which the Company has invested or is proposing to invest, in rendering managerial assistance to such entities;

         (c) provide to the Company, to the extent required, office space and facilities and the services of the Adviser's officers and employees;

         (d) maintain the Company's books of account and other records and files;

         (e) report to the Company's Board of Trustees (the "Board"), or to any committee thereof or officer of the Company acting pursuant to the authority of the Board, at such times and in such detail as the Board deems appropriate in order to enable the Company to determine that its investment policies are being observed and implemented and that the Adviser's obligations hereunder are being fulfilled. Any investment program undertaken by the Adviser pursuant hereto and any other activities undertaken by the Adviser on the Company's behalf shall at all times be subject to any directives of the Board or any duly constituted committee thereof or officer of the Company acting pursuant to authority of the Board;

         (f) subject to the Company's investment policies and any specific directives from the Board, effect acquisitions and dispositions for the Company's account in the Adviser's discretion and to arrange for the documents evidencing securities, loans, real estate interests and other assets acquired on behalf of the Company to be delivered to a custodian of the Company;

         (g) on a continuing basis, monitor, manage and service the Company's loan portfolio and other investments; and

         (h) comply with all applicable rules and regulations of the SEC and, in addition, conduct its activities under this Agreement in accordance with other applicable law.

4.       STATUS OF THE ADVISER

                 For a period of two years after the completion of the sale by Plymouth of newly issues common shares of beneficial interest for cash pursuant to an offering to be commenced in or about October 1996, the services of the Adviser to the Company with regard to advice on new loan package purchases are to be deemed exclusive, and the Adviser shall not be free to render similar services to others. After this period, the services of the Adviser to the Company are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Company are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company. To the extent that the purchase or sale of securities or other investments of any issuer may be deemed by the Adviser, and to the extent permitted by applicable law, to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account. It is recognized that in some cases this may adversely affect the price paid or received by the Company or the size or position obtainable for or disposed of by the Company.

5.       EXPENSES TO BE PAID BY THE ADVISER

                 The Adviser shall pay all expenses incurred by it in rendering the services to be rendered by the Adviser hereunder. Generally, and except as may otherwise be specified in this Agreement, these expenses include the cost of office space, telephone service, equipment and personnel required to perform its obligations under this Agreement. Without limiting the generality of the foregoing, the Adviser will pay the salaries and other employee benefits of the persons in its organization whom the Adviser may engage to render such services, including without limitation persons who may from time to time act as the Company's officers. Notwithstanding the foregoing, the Board may, in its sole discretion, award to such officers options to acquire shares of beneficial interest in the Company, which options shall not be deemed part of their salaries or other employee benefits for the purpose of this paragraph.

6.       EXPENSES TO BE PAID BY THE COMPANY

                 In general, the Company shall pay all of its operating expenses and reimburse the Adviser promptly for expenses which the Adviser may pay on the Company's behalf, except those specifically required to be borne by the Adviser under this Agreement. Expenses borne by the Company include but are not limited to:

         (a) all expenses of any offering and sale by the Company of its shares, including promotional expenses;

         (b) fees and disbursements of the Company's outside legal counsel and accountants and the custodian of its investments;

         (c) fees and expenses incurred in producing and effecting filings with federal and state securities administrators;

         (d) costs of the Company's periodic reports to (and other communications with) shareholders;

         (e) fees and expenses of members of the Board who are not directors, officers or employees of the Adviser;

         (f)     premiums for the fidelity bond maintained by the Company;

         (g) all costs related to portfolio investments, including without limitation financing costs, legal and accounting fees, expenses related to protecting or maintaining the value of the loan portfolio or its underlying collateral, and other professional or technical fees and expenses (e.g., credit reports, title searches and delivery charges, property taxes, insurance premiums, long-distance telephone charges, costs of specialized consultants such as accountants or industry-specific technical experts, and travel expenses) incurred in acquiring, monitoring, negotiating, working-out, and effecting disposition of such investments, as well as responding to any litigation arising therefrom; and

         (h)     all expenses related to any borrowings by the Company.

7.       COMPENSATION TO THE ADVISER

                 During the term of this Agreement, the Company will pay to the Adviser, on the 15th day of each month: (a) a fee calculated at an effective annual rate of 5.94% of the Company's invested assets as of the end of the previous month; and (b) a fee calculated at an effective annual rate of 0.48% of the Company's cash and short-term investments as of the end of the previous month.

                 For purposes of calculating the fee to be paid on a monthly basis, "invested assets" means the asset value as determined by the Board as of the end of the previous fiscal quarter minus cash, short-term investments, intangible assets, and the amount of collections applied to the carrying value of the loan portfolio since the end of the previous quarter, plus the cost of loans purchased and capitalized advances to protect portfolio investments or underlying collateral since the end of the previous quarter. Such values shall be established using generally accepted accounting principles ("GAAP"). The fee paid on a monthly basis will be ratified on a quarterly basis by the Board.

8.       CERTAIN RECORDS

                 The Adviser shall keep and maintain all books and records with respect to the Company's portfolio transactions required by Rule 31a-1 under the 1940 Act and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser shall also furnish to the Company any other information that is required to be filed by the Company with the SEC or sent to shareholders under the 1940 Act (including rules adopted thereunder) or any exemptive or other relief that the Adviser or the Company obtains from the SEC. The Adviser agrees that the records that it maintains on behalf of the Company are the property of the Company and the Adviser will surrender promptly to the Company any of such records upon the Company's request; provided, however, that the Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor investment adviser upon the termination of this Agreement (or, if there is no successor investment adviser, to the Company.)

9.       LIABILITY OF THE ADVISER AND INDEMNIFICATION

                 The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser may rely on information reasonably believed by it to be accurate and reliable. The Adviser shall not be liable to the Company or to any shareholder of the Company for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except:

         (a) for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby;

         (b) to the extent specified in Section 36(b) of the 1940 Act concerning losses resulting from a breach of fiduciary duty with respect to the Adviser's receipt of compensation; and

         (c) for a loss resulting from any breach of any representation and warranty of the Adviser contained in this Agreement.

                 In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, to the fullest extent permitted by applicable law, the Company hereby agrees to indemnify and hold the Adviser harmless from and against all claims, actions, suits and proceedings at law or in equity, whether brought or asserted by a private party or a governmental agency, instrumentality or entity of any kind, relating to the sale, purchase, pledge of, advertisement of, or solicitation of sales or purchases of any security (whether of the Company or otherwise) by the Company, its officers, trustees, employees or agents in alleged violation of applicable federal, state or foreign laws, rules or regulations.

                 As used in this Section 9, the term "Adviser" shall include any affiliates of the Adviser performing services for the Company contemplated hereby and the directors, officers, employees and other corporate agents of the Adviser and such affiliates.

10.      APPROVAL OF THE AGREEMENT

                 The Company represents that: (a) the terms of this Agreement were approved by the Board, including a majority of its members casting their votes in person who are not "interested persons" of the Company, at a meeting held on September 13, 1996, called for the purpose of voting on such approval; and (b) this Agreement was approved by the "vote of a majority of the outstanding voting securities" (as defined in Section 2(a)(42) of the 1940 Act) of the Company, at a meeting held on September 13, 1996. This Agreement shall continue in effect for two (2) years from the date of its execution and thereafter from year to year as long as such continuance is specifically approved at least annually by the Board, including a majority of its members casting their votes in person who are not "interested persons" of the Company at a meeting called for the purpose of voting on such approval, or by "vote of a majority of the outstanding voting securities" of the Company.

11.      TERMINATION OF THE AGREEMENT

                 The foregoing notwithstanding, this Agreement may be terminated by the Company at any time, without payment of any penalty, on sixty
(60) days' written notice to the Adviser if the decision to terminate has been made by the Board or by "vote of a majority of the outstanding voting securities" of the Company. This Agreement will terminate automatically in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act). The Adviser may also terminate this Agreement on sixty (60) days' written notice to the Company; provided, however, that the Adviser may not terminate this Agreement unless: (a) the terms of a new investment advisory agreement with the Adviser or another investment adviser have been approved by the Board, including a majority of its members casting their votes in person who are not parties to such agreement or "interested persons" of any such party, at a meeting called for the purpose of voting on such approval; and (b) such new investment advisory agreement has been approved by the "vote of a majority of the outstanding voting securities" of the Company.

12.      JURISDICTION

                 This Agreement shall be governed by the laws of the State of Texas.

13.      SEVERABILITY

                 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


                                 *     *     *

                 IN WITNESS WHEREOF, the parties have executed this Agreement on and as of September 22, 1996.


PLYMOUTH COMMERCIAL                       EMERALD ADVISERS, INC.
MORTGAGE FUND



By: /s/ Robert R. Swendson                By: /s/ John C. Mosher
    ----------------------                    ------------------
Name: Robert R. Swendson                  Name: John C. Mosher
Title: President                          Title: Vice President


Attest:  /s/ Larry D. Krause              Attest:  /s/ Larry D. Krause
        --------------------                      --------------------
Name: Larry D. Krause                     Name: Larry D. Krause
Title: Senior Vice President/Secretary    Title: Senior Vice President/Secretary

                                  PROXY BALLOT

                       PLYMOUTH COMMERCIAL MORTGAGE FUND
                          c/o GREYSTONE ADVISERS, INC.
                          13333 BLANCO ROAD, SUITE 314
                         SAN ANTONIO, TEXAS 78216-7756

                         ANNUAL MEETING OF SHAREHOLDERS
                             HELD ON APRIL 24, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                      OF PLYMOUTH COMMERCIAL MORTGAGE FUND

BY SIGNING AND DATING THE LOWER PORTION OF THIS PROXY BALLOT, YOU AUTHORIZE THE PROXY AGENTS TO VOTE ON EACH PROPOSAL AS MARKED OR, IF NOT MARKED, TO VOTE "FOR" THE PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

            The undersigned hereby appoints John C. Mosher and Kenneth L. Bennight, Jr. (the "Proxy Agents"), and each of them, attorneys and Proxy Agents of the undersigned, each with the power of substitution and resubstitution, to attend, vote and act for the undersigned at the annual meeting of owners of common shares of beneficial interest ("Shareholders"), and at any adjournments(s) thereof, of Plymouth Commercial Mortgage Fund (the "Company") to be held at the office of Duncan-Smith Co., 311 Third Street, 3rd Floor, San Antonio, Texas 78205, beginning at 8:00 a.m. Central time on Thursday, April 24, 1997. The Proxy Agents shall cast votes based on the number of common shares of beneficial interest of the Company that the undersigned may be entitled to vote with respect to the proposals set forth below, in accordance with the instructions indicated, if any, and shall have all the powers that the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said Proxy Agents, or each of them, may lawfully do by virtue hereof or thereof. For your convenience, you may vote by calling the Company toll-free at 1-800-330-3971 from 8:30 a.m. and 5:00 p.m. Central time.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY, THE PROXY STATEMENT DATED APRIL 4, 1997, AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996.

1.         ELECTION OF TRUSTEES

 FOR all nominees listed below / /                WITHHOLD AUTHORITY / /
  (Except as marked to the contrary below)        to vote for all nominees
                                                  listed below

  (INSTRUCTION: If you intend to withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

         Dr. Ronald K. Calgaard, James R. Clifton, Robert R. Swendson,
                   Goodhue W. Smith III, and Willis H. Wagner


2. PROPOSAL 2 TO APPROVE THE CONTINUATION OF THE INVESTMENT ADVISORY AGREEMENT BETWEEN THE COMPANY AND GREYSTONE
           ADVISERS, INC.

                   / /  For          / /Against            / / Abstain


3. PROPOSAL 3 TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 1997.

                   / /  For          / /Against            / / Abstain


4. PROPOSAL 4 TO APPROVE A CHANGE OF A TERM, AND TO RATIFY THE ISSUANCE, OF CERTAIN CLASS A WARRANTS THAT HAVE BEEN ISSUED TO SOUTHWEST FEDERATED HOLDING COMPANY, INC.

                   / /  For          / /Against            / / Abstain


5. PROPOSAL 5 TO APPROVE A CHANGE OF A TERM, AND THE FUTURE ISSUANCE, OF CERTAIN CLASS B WARRANTS THAT WILL BE ISSUED TO SOUTHWEST FEDERATED HOLDING COMPANY, INC.

                   / /  For          / /Against            / / Abstain


6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.


                     THE BOARD OF TRUSTEES OF THE COMPANY
                    RECOMMENDS A VOTE "FOR" ALL PROPOSALS.


           This Proxy may be revoked at any time prior to the meeting by so notifying the Secretary of the Company in writing at the above address, by submitting a properly executed proxy with a later date, or by attending the meeting and voting in person.

           Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee guardian or fiduciary, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Proxy ballots signed or authorized by telephone by one owner will be presumed to be valid absent prior written notification to the Company that more than one owner is required for valid execution.


Dated:          , 1997
      ----------                                ------------------------------
                                                Signature


Dated:          , 1997
      ----------                                ------------------------------
                                                Signature if held jointly
PLEASE VOTE, SIGN, DATE
AND RETURN THE PROXY
USING THE ENCLOSED
ENVELOPE


                                      -3-